Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

__ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

GLAS TRUST COMPANY LLC

(Exact name of trustee as specified in its charter)

A New Hampshire Limited Liability Company	81-4468886

(Jurisdiction of incorporation or	(I.R.S. Employer

organization if not a U.S. national	Identification No.)
bank)

3 Second Street, Suite 206 Jersey City, New Jersey	07311

(Address of principal executive offices)	(Zip code)

GLAS AMERICAS LLC
3 Second Street, Suite 206

Jersey City, NJ 07311

(201) 839-2200

(Name, address and telephone number of agent for service)

Turning Point Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-0709285

(State or other jurisdiction of	(I.R.S. Employer

incorporation or organization)	Identification No.)

5201 Interchange Way Louisville, Kentucky	40229

(Address of principal executive offices)	(Zip code)

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Amended and Restated Limited Liability Company Agreement of the trustee now in effect.

Exhibit 2.	A copy of the State of New Hampshire – Office of the Bank Commissioner Certificate to Conduct Business for GLAS TRUST COMPANY LLC, dated February 23, 2017

Exhibit 3.	A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for GLAS TRUST COMPANY LLC, dated February 12, 2016.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	Not applicable.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, GLAS Trust Company LLC , a New Hampshire Limited Liability Company organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 4th day of August 2023.

GLAS TRUST COMPANY LLC

/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Vice President

EXHIBIT 1

Execution Version

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GLAS TRUST COMPANY LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) is dated as of August 1, 2022, and is by and between GLAS Trust Company LLC, a New Hampshire limited liability company (the “Company”), and GLAS USA LLC, a New Jersey limited liability company, as the sole member (the “Sole Member”).

RECITALS

WHEREAS, GLAS Holdings Limited, an English company (the “Original Member”) caused the formation of the Company as a limited liability company under the laws of the State of New Hampshire, and on February 8, 2016, and entered into the limited liability company agreement of the Company, (the “Prior Agreement”) in order to govern the affairs of the Company and the conduct of its business;

WHEREAS, subsequently, the Original Member transferred its entire Interest in the Company to Global Loan Agency Services Limited, a private company limited by shares incorporated under the laws of the United Kingdom (the “Prior Member”);

WHEREAS, on or about the date hereof, the Prior Member entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, among other things, the Prior Member transferred its entire Interest in the Company to the Sole Member, on the terms and subject to the conditions set forth in the Contribution Agreement;

WHEREAS, effective upon the consummation of the transactions contemplated by the Contribution Agreement, the Sole Member became the sole member of the Company; and

WHEREAS, pursuant to Section 15 of the Prior Agreement, the Sole Member desires to amend and restate the Prior Agreement in its entirety, as set forth herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

FORMATION OF LIMITED LIABILITY COMPANY

Section 1.1.     Formation of Limited Liability Company. The Company was formed as a limited liability company pursuant to the provisions of the New Hampshire Revised Statutes Annotated (together with any successor statute and as amended from time to time, the “Act”), and the rights and liabilities of the Sole Member shall be as provided in the Act except as herein otherwise expressly provided. The Original Member caused to be filed a Certificate of Formation with the State of New Hampshire Department of State in accordance with the terms of the Act. The Board of Managers (as defined below) may direct that the Company be registered or qualified to do business in other jurisdictions.

Section 1.2.      Limited Liability Company Name and Principal Office. The name of the Company shall be GLAS Trust Company LLC. The Board of Managers shall have the power at any time to change the name of the Company. The principal business office of the Company shall be in such place or places as may be designated from time to time by the Board of Managers.

Section 1.3.      Office of and Agent for Service of Process. The name and address of the registered office and agent of the Company for service of process on the Company in the State of New Hampshire is Registered Agent Solutions, Inc., 10 Ferry St., Suite 313, Concord, NH 03301. The Board of Managers may change, at any time and from time to time, the location of such registered office.

Section 1.4.      Term of Company. The Company commenced as of the date of the filing of the Certificate of Formation in the office of the State of New Hampshire Department of State and shall continue indefinitely until the winding up and liquidation of the Company and its business is completed following a dissolution event described in Section 7.1 of this Agreement.

Section 1.5.      Purpose of Company. The purpose of the Company is to engage in any and all lawful business activities in which limited liability companies formed in the State of New Hampshire under the Act may participate and to do all things necessary, advisable, appropriate or expedient in connection with or incidental to the foregoing.

Section 1.6.      Sole Member. As of the date of this Agreement, the Sole Member is the single and sole member of the Company and shall be shown as such on the books and records of the Company. Except as expressly permitted by this Agreement, no other entity or person shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without approval of the Board of Managers.

Section 1.7.      Limited Liability of the Sole Member. To the fullest extent permitted under applicable law, the Sole Member shall have no liability (i) for any debts or losses of the Company beyond its Interest, and (ii) for acts performed within the scope of its authority. Other than as provided in this Agreement and as may be required under the Act, the Sole Member shall not be liable for any debts or losses of capital or profits of the Company or be required to contribute or lend funds to the Company.

ARTICLE II

DEFINITIONS

Section 2.1.      Defined Terms. Except as defined elsewhere in this Agreement or as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms:

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“Act” shall have the meaning set forth in Section 1.1.

“Agreement” shall have the meaning set forth in the Preamble.

“Board of Managers” shall mean, collectively, the Managers of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time; any reference to any section of the Code shall include any corresponding provision of succeeding law.

“Company” shall have the meaning set forth in the Preamble.

“Contribution Agreement” shall have the meaning set forth in the Recitals.

“Indemnitee” shall have the meaning set forth in Section 6.9.

“Interest” shall mean all of the rights created under this Agreement or under the Act of the Sole Member with respect to the Company and the Company’s assets and property.

“Manager” shall have the meaning set forth in Section 6.2.

“Original Member” shall have the meaning set forth in the Recitals.

“Prior Agreement” shall have the meaning set forth in the Recitals.

“Prior Member” shall have the meaning set forth in the Recitals.

“Proceeding” shall have the meaning set forth in Section 6.9.

“Sole Member” shall have the meaning set forth in the Preamble.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1.      Capitalization. As of the date hereof, the capitalization of the Company is as identified on Schedule A attached hereto. No loan made to the Company by the Sole Member shall constitute a capital contribution to the Company for any purpose.

Section 3.2.      Additional Contributions. The Sole Member is not required to make any additional contribution to the Company. The Sole Member may make additional capital contributions to the Company in the form of cash, property, services or otherwise, and upon such contribution the Sole Member’s capital account balance shall be adjusted accordingly.

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ARTICLE IV

DISTRIBUTIONS

Section 4.1.      Distributions. Distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Board of Managers.

ARTICLE V

ACCOUNTING AND TAX MATTERS

Section 5.1.      Books of Account. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct tax records wherein shall be entered all such transactions, matters and things relating to the business of the Company as are usually recorded in tax records kept by persons engaged in a business of a like kind and character. In addition, the Company shall keep all records as required to be kept pursuant to the Act. The books and records of the Company shall be kept at the principal office of the Company, and the Sole Member shall at all reasonable times have access to such books and records and the right to inspect the same.

Section 5.2.      Fiscal Year. The fiscal year of the Company shall end on December 31.

Section 5.3.      Tax Matters. The Sole Member intends for the Company to be treated as a corporation for United States federal, state and local tax purposes, pursuant to Treasury Regulation Section 301.7701-3, and has filed an Internal Revenue Service Form 8832 to elect to be so treated.

ARTICLE VI

CONDUCT OF OPERATIONS

Section 6.1.      Management by the Managers. The power to manage, operate, and set policies for the Company is vested in the Board of Managers. The Board of Managers shall have full and exclusive management and control of the business of the Company, subject to Section 6.6. The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the Act or other applicable laws of the State of New Hampshire. Unless otherwise specified in this Agreement, each Manager, individually, shall have the authority to take any action authorized to be taken by the Board of Managers, in accordance with the terms and subject to the conditions of this Agreement and to the extent authorized to do so by the Board of Managers. The Board of Managers may employ, at the expense of the Company, any agent or third party in connection with the performance of their duties hereunder.

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Section 6.2.      Number, Tenure and Qualifications of Managers. The total number of individuals (each, a “Manager”) comprising the Board of Managers shall be not less than five (5), unless otherwise fixed at a different number by an amendment hereto or a resolution signed by the Sole Member. The Managers of the Company may be appointed, removed and replaced from time to time by the written consent of the Sole Member in its sole discretion. A Manager shall remain in office until the earlier to occur of (i) such Manager is removed by a written instrument signed by the Sole Member, (ii) such Manager resigns in a written instrument delivered to the Sole Member, or (iii) such Manager dies or is unable to serve. In the event of any such vacancy, the Sole Member shall fill such vacancy. Each Manager shall have one vote on matters requiring the vote of the Board of Managers.

Section 6.3.      Appointment of Managers. The Managers of the Company as of the date of this Agreement are Brian Carne, Mia Drennan, Stuart Draper, David Foster, Joanne Brooks and Lorna Lawlor née Brady.

Section 6.4.      Manager Authority. The Board of Managers is authorized on behalf of the Company to incur credit obligations in connection with borrowings from any person or entity, including, without limitation, third parties and affiliates of the Company, necessary to make investments or cover operating costs of the Company, to incur obligations to make deferred capital contributions or deferred installment payments in connection with investments and to pledge Company property, to make and dispose of investments, obtain letters of credit or otherwise provide security for the Company’s obligations relating to any such borrowings or deferred or installment payments. All checks, drafts or other similar instruments written on behalf of the Company must be signed by a Manager. All investments shall be made exclusively in the name or for the account of the Company. The Board of Managers may open bank accounts in its discretion.

Section 6.5.      Meetings of the Board of Managers; Action in Lieu of a Meeting. Meetings of the Board of Managers shall be held at times and places (including virtually or by other means of telecommunication) agreed upon by a majority of the Managers. Managers may participate in such meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The presence at any meeting of the Board of Managers of at least 51% of the Managers shall constitute a quorum for the transaction of business. Action by the Board of Managers taken at a meeting shall require the approval of majority of the Managers present at such meeting. Any action required to be taken or which may be taken at any meeting of the Board of Managers may be taken by unanimous written consent of the Board of Managers in lieu of a meeting.

Section 6.6.      Officers; Agents. The Company, by action of the Board of Managers, shall have the power to appoint any person or persons as agents (who may be referred to as officers) to conduct the day to day activities of the Company on the Company’s behalf, with such titles, if any, as the Board of Managers deems appropriate, which may include (but need not be limited to) Chairman, President, Vice President, Treasurer, Chief Operating Officer, Chief Risk Officer, Secretary, and BSA/AML Officer. The officers shall be authorized to execute documents that shall be binding on the Company. The authority and powers granted to the officers hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company. For the avoidance of doubt, (i) a person may be chosen to serve in multiple officer positions simultaneously and, (ii) a Manager may also serve as an officer of the Company. The officers of the Company as of the date of this Agreement are as follows: Brian Carne, Chairman and BSA/AML Officer; Mia Drennan, President; Stuart Draper, Chief Financial Officer; Lorna Lawlor née Brady, Chief Risk Officer; and David Foster, Treasurer.

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Section 6.7.      Warranted Reliance by Managers on Others. In exercising their authority and performing their duties under this Agreement, the Managers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)       one or more employees or other agents of the Company or its subordinates whom the Managers reasonably believe to be reliable and competent in the matters presented; and

(b)       any attorney, public accountant, or other person as to matters which the Managers reasonably believe to be within such person’s professional or expert competence.

Section 6.8.      Liability. To the fullest extent permitted under applicable law, none of the Managers nor any officer of the Company will be liable to the Company for any action taken, or omitted to be taken by such person, as a Manager, or an officer, as applicable. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Sole Member nor any Manager or officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, Manager or officer of the Company.

Section 6.9.      Indemnification.

(a)       Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a Manager or officer of the Company, or, while serving as a Manager or officer of the Company, is or was serving at the request of the Company as a Manager, officer, employee or agent of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Section 6.9, an “Indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a Manager or officer of the Company and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, except as provided in Section 6.9(e), the Company shall not be obligated under this Section 6.9 to indemnify any Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee unless such Proceeding (or part thereof) was authorized in the first instance by the Board of Managers.

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(b)          The Company shall pay all expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that (a) the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 6.9 or otherwise; and (b) the Company shall not be required to advance any expenses to a person against whom the Company directly brings a claim alleging that such person has breached such person’s duty of loyalty to the Company, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

(c)          The rights conferred on any person in this Section 6.9 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of this Agreement, vote or consent of the Sole Member or the Board of Managers, or otherwise. Additionally, nothing in this Section 6.9 shall limit the ability of the Company, in its discretion but subject to applicable law, to provide rights of indemnification or advancement of expenses to any person other than an Indemnitee or to provide greater rights of indemnification and advancement of expenses than those provided in this Section 6.9 to any Indemnitee.

(d)          The Board of Managers is authorized to cause the Company to enter into agreements with any Manager, officer, employee or agent of the Company, or any person serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Section 6.9.

(e)          Claims.

(i)           If a claim for indemnification submitted to the Company by an Indemnitee in respect of a Proceeding (following the final disposition of such Proceeding) is not paid in full by the Company within sixty (60) days after such claim has been received in writing by the Company, or a claim for advancement of expenses arising from or relating to such Proceeding is not paid in full within thirty (30) days after the Company has received a statement or statements therefor, the applicable Indemnitee shall be entitled at any time thereafter (but not before) to bring suit against the Company to recover the unpaid amount of such claim. If such Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses arising from or relating to such Proceeding, the Indemnitee shall be entitled, to the fullest extent permitted by law, to be paid by the Company the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an advancement of expenses arising from or relating to a Proceeding, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard of conduct for entitlement to indemnification under applicable law and this Agreement.

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(ii)           Neither the failure of the Company (whether by its Managers who are not parties to such Proceeding, a committee of such Managers, independent legal counsel or the Sole Member) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct for entitled to indemnification under applicable law and this Agreement, nor an actual determination by the Company (whether by its Managers who are not parties to such action, a committee of such Managers, independent legal counsel or the Sole Member) that the Indemnitee has not met such standard of conduct, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(iii)           In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses arising from or relating to a Proceeding provided hereunder, the burden of proving that the Indemnitee is not entitled to be indemnified, or is required to repay any amounts advanced in connection with such Proceeding, under this Section 6.9 shall be on the Company.

(f)             The rights conferred upon Indemnitees in this Section 6.9 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a Manager or officer of the Company and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators. Any right to indemnification or to advancement of expenses arising under this Section 6.9 shall not be eliminated or impaired by an amendment to this Agreement after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

(g)            The Company may purchase and maintain insurance on behalf of any person who is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Act.

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ARTICLE VII

DISSOLUTION AND LIQUIDATION

Section 7.1. Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

(a)         the election of the Sole Member to terminate the Company; or

(b)         the happening of any event that makes it unlawful to carry on the business of the Company, including the entry of a decree of judicial dissolution of the Company under applicable law.

Section 7.2.     Winding Up and Liquidation of the Company. Upon the dissolution of the Company, the Board of Managers shall proceed to wind up the Company business. The Board of Managers shall sell the Company assets and, upon payment of the Company’s other debts and liabilities and the creation of such reserves as the Board of Managers deems appropriate (including, without limitation, in respect of any indemnification obligations), distribute the remaining assets of the Company to the Sole Member.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1.      Assignment. The Sole Member shall have the right to freely assign, sell or otherwise transfer its Interest.

Section 8.2.      Effectiveness; Amendments. This Agreement may be amended by the Sole Member or the Board of Managers from time to time as it determines to be appropriate.

Section 8.3.     Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

Section 8.4.     Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 8.5.     Applicable Law. Notwithstanding the place where this Agreement may be executed by any party, all the terms and provisions of this Agreement and the validity hereof shall be interpreted under the laws of the State of New Hampshire.

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Section 8.6.      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 8.7.      Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and assigns, upon the execution of this Agreement by all of the parties hereto.

Section 8.8.      Creditors. None of the provisions of this Agreement shall be for the benefit or enforceable by any creditor of the Company. The Sole Member shall not have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

Section 8.9.      Interpretation. The Sole Member intends that (i) the language in this Agreement shall in all cases be construed simply according to the fair meaning thereof and shall not be construed against any party because that party or its counsel drafted such language, (ii) the provisions of the Act shall control with respect to any matter not set forth or otherwise provided for in this Agreement, (iii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, (iv) the singular includes the plural and vice versa, (v) whenever reference is made in this Agreement to the “discretion” of a person it shall be deemed to be preceded by the phrase “sole and absolute” unless preceded by such phrase or a phrase of similar import, and (vi) references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied, supplemented, substituted, or novated from time to time.

Section 8.10.    Entire Agreement. For the avoidance of doubt, to the fullest extent permitted by the Act, this Agreement supersedes any and all existing agreements, instruments, certificates or other documents governing the affairs of the Company and the conduct of its business (including without limitation the Prior Agreement and the bylaws of the Company adopted on or about February 6, 2018). For the avoidance of doubt, in the event of any conflict between the terms of this Agreement and the terms of any such superseded agreements, instruments, certificates or other documents, the terms of this Agreement shall control.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement is effective on the date first above written.

COMPANY:

GLAS TRUST COMPANY LLC

By:
Name:	Brian Carne
Title:	Chairman

SOLE MEMBER:

GLAS USA LLC

By:
Name:	Stuart Draper
Title:	Chief Operating Officer

[Signature Page to LLC Agreement of GLAS Trust Company LLC]

Schedule A

Date	Capitalization

November 23, 2016	US$1,000,000

November 30, 2016	US$500,100

December 31, 2017	US$30,000

March 27, 2018	US$15,203.18

June 30, 2018	US$20,000

September 30, 2020	US$20,000

TOTAL	US$1,585,303.18

EXHIBIT 2

State of New Hampshire
Office of the Bank Commissioner

This is to certify that GLAS Trust Company, LLC has complied with all requirements of RSA 383-A.

Now, therefore, under the authority vested in me as Bank Commissioner, I hereby authorize GLAS Trust Company, LLC to begin the transaction of business effective February 23, 2017.

Dated: 2/23/17

Gerald H. Little
Bank Commissioner

EXHIBIT 3

State of New Hampshire

Department of State

Be it known, that whereas Mia Drennan have associated themselves with the intention of forming a trust company under the name of GLAS LLC, for the purpose of forming a non depository trust company and any act or activity necessary, proper, or incidental thereto. The company shall not have the power to accept deposits, and has complied with the provisions of the statutes of this state as duly approved by the Bank Commissioner and recorded in this office.

Now, therefore, I William M. Gardner, secretary of state, do hereby certify that said Mia Drennan and their successors, are legally organized and established as, and are hereby made, an existing trust company under the name of GLAS LLC, with the powers, rights and privileges, and subject to the limitations, duties, and restrictions, which by law appertain thereto.

Witness my official signature hereunto subscribed,
and the Seal of the State of New Hampshire,
this Twelfth day of February in the year of 2016.

William M. Gardner
Secretary of State

SEAL · OF · THE · STATE · OF · NEW HAMPSHIRE
1776

Filed
Date Filed: 02/12/2016
Business ID: 739423
William M. Gardner
Secretary of State

State of New Hampshire

Filing fee: $100.00
Use black print or type.

Form LLC-1
RSA 304-C:31

CERTIFICATE OF FORMATION
NEW HAMPSHIRE LIMITED LIABILITY COMPANY

THE UNDERSIGNED, under the New Hampshire Limited Liability Company Laws submits the following certificate of formation:

FIRST: The name of the limited liability company is GLAS LLC

Principal Business Information:

Principal Office Address: 45 Ludgate Hill (no. & street) London EC4M 7JU (city/town) (state) (zip code)

Principal Mailing Address (if different): (no. & street) (city/town) (state) (zip code)

Business Phone: +44 20 3597 2940

Business Email: directors@glas.agency

X Please check if you would prefer to receive the Annual Report Reminder Notice by email.

SECOND: Describe the nature of the primary business or purposes (and if known, list the NAICS Code and Sub Code): The purpose of the company is to engage in any lawful act or activity permissible under New Hampshire state law for a nondepository trust company and any act or activity necessary, proper, or incidental thereto. The company shall not have the power to accept deposits.

THIRD: The name of the limited liability company's registered agent is:
Registered Agent Solutions, Inc.

The complete address of its registered office (agent's business address) is:
10 Ferry St., Suite 313 (no. & street) Concord (city/town) NH (state) 03301 (zip code)

FOURTH: The management of the limited liability company is vested in a manager or managers.

FIFTH: The organizer of the trust company, GLAS LLC, is Mia Drennan.

State of New Hampshire
Form LLC 1 - Certificate of Formation 2 Page(s)

T1604745004

Page 1 of 2

Form LLC-1 (9/2015)

CERTIFICATE OF FORMATION OF A
NEW HAMPSHIRE LIMITED LIABILITY COMPANY

Form LLC-1
(Cont.)

*Signature: [signature]

Print or type name: Mia Drennan

Title: Manager
(Enter "manager" or "member")

Date signed: 8th Feb 2016

Note: The sale or offer for sale of membership interests of the limited liability company will comply with the requirements of the New Hampshire Uniform Securities Act (RSA 421-B). The membership interests of the limited liability company: 1) have been registered or when offered will be registered under RSA 421-B; 2) are exempted or when offered will be exempted under RSA 421-B; 3) are or will be offered in a transaction exempted from registration under RSA 421-B; 4) are not securities under RSA 421-B; OR 5) are federal covered securities under RSA 421-B. The statement above shall not by itself constitute a registration or a notice of exemption from registration of securities within the meaning of sections 448 and 461(i)(3) of the United States Internal Revenue Code and the regulation promulgated thereunder.

* Must be signed by a **manager**; if no manager, must be signed by a **member**.

DISCLAIMER: All documents filed with the Corporation Division become public records and will be available for public inspection in either tangible or electronic form.

Mailing Address - Corporation Division, NH Dept. of State, 107 N Main St, Rm 204, Concord, NH 03301-4989
Physical Location - State House Annex, 3rd Floor, Rm 317, 25 Capitol St, Concord, NH

Page 2 of 2

Form LLC-1 (9/2015)

EXHIBIT 4

BYLAWS

OF

GLAS TRUST COMPANY LLC

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

Section 2. Special Meetings. Special meetings of the shareholders may be requested by the Chairman, President, the Board of Directors, or the holders of a majority of the outstanding voting shares.

Section 3. Notice. Written notice of all shareholder meetings, whether regular or special meetings, shall be provided under this section or as otherwise required by law. The Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

Section 4. Place of Meeting. Shareholders’ meetings shall be held at the corporation’s principal place of business unless otherwise stated in the notice. Shareholders of any class or series may participate in any meeting of shareholders by means of remote communication to the extent the Board of Directors authorizes such participation for such class or series. Participation by means of remote communication shall be subject to such guidelines and procedures as the Board of Directors adopts. Shareholders participating in a shareholders’ meeting by means of remote communication shall be deemed present and may vote at such a meeting if the corporation has implemented reasonable measures: (1) to verify that each person participating remotely is a shareholder, and (2) to provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrent with such proceedings.

Section 5. Quorum. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a Shareholders’ meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

Section 6. Informal Action. Any action required to be taken, or which may be taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote.

ARTICLE II

DIRECTORS

Section 1. Number of Directors. The corporation shall be managed by a Board of Directors consisting of 6 director(s).

Section 2. Election and Term of Office. The directors shall be elected at the annual shareholders’ meeting. Each director shall serve a term of 2 years, or until a successor has been elected and qualified.

Section 3. Quorum. A majority of directors shall constitute a quorum.

Section 4. Adverse Interest. In the determination of a quorum of the directors, or in voting, the disclosed adverse interest of a director shall not disqualify the director or invalidate his or her vote.

Section S. Regular Meeting. An annual meeting shall be held, without notice, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

Section 6. Special Meeting. Special meetings may be requested by the Chairman, President, Vice-President, Secretary, or any two directors by providing five days’ written notice by ordinary United States mail, effective when mailed. Minutes of the meeting shall be sent to the Board of Directors within two weeks after the meeting.

Section 7. Procedures. The vote of a majority of the Directors present at a properly called meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by these by-laws for a particular resolution. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting. The Board shall keep written minutes of its proceedings in its permanent records.

If authorized by the governing body, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the member or proxy holder.

Section 8. Informal Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of the members of the committee of directors, as the case may be.

Section 9. Removal/Vacancies. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

Section 10. Director Attendance Policy. A director who fails to attend 3 Board meetings annually, without approval of the Chairman, will be subject to removal for cause. Attendance may be in-person, telephonically or via electronic participation, as deemed sufficient to the Chairman and/or approval of a quorum of the Directors, for the purpose of fulfilling the minimum attendance requirement.

Section 11. Resignation. Any director may resign effective upon giving written notice to the chairperson of the board, the president, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 12. Committees. To the extent permitted by law, the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.

ARTICLE III
OFFICERS

Section 1. Number of Officers. The officers of the corporation shall be a President, one or more Vice-Presidents (as determined by the Board of Directors), a Treasurer, and a Secretary.

President/Chairman. The Chairman and the President shall be the chief executive officers and either shall preside at all meetings of the Board of Directors and its Executive Committee, if such a committee is created by the Board.

Vice President. The Vice President shall perform the duties of the President in the absence of the President and shall assist that office in the discharge of its leadership duties.

Secretary. The Secretary shall give notice of all meetings of the Board of Directors and Executive Committee, if any, shall keep an accurate list of the directors, and shall have the authority to certify any records, or copies of records, as the official records of the corporation. The Secretary shall maintain the minutes of the Board of Directors’ meetings and all committee meetings.

Treasurer/CFO. The Treasurer shall be responsible for conducting the financial affairs of the corporation as directed and authorized by the Board of Directors and Executive Committee, if any, and shall make reports of the corporation’s finances as required, but no less often than at each meeting of the Board of Directors and Executive Committee.

BSA/AML Officer - The Board shall elect annually, at the first Board meeting of the calendar year, as recommended by Senior Management of the Trust Company, a BSA/AML for a one-year term. The prior year’s BSA/AML officer can be the prior year’s Officer, so long as formally approved annually by the Board according to the terms of these By-Laws.

The Board shall annually require, via annual Board resolution, the BSA/AML Officer to notify the Board as to any SAR filings and confirm that the appropriate reporting to the New Hampshire Banking Department has been made in accordance with NH RSA 383-A:5-511 and the Trust Company’s internal BSA/AML policy.

Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors, immediately following the annual meeting of the shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.

Section 3. Removal or Vacancy. The Board of Directors shall have the power to remove an officer or agent of the corporation. Any vacancy that occurs for any reason may be filled by the Board of Directors.

ARTICLE IV

CORPORATE SEAL, EXECUTION OF INSTRUMENTS

The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the Chairman, President or any Vice-President and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the Chairman, President or any Vice-President. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.

ARTICLE V

AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

Any director or officer who is involved in litigation by reason of his or her position as a director or officer of this corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights).

ARTICLE VII
STOCK CERTIFICATES

The corporation may issue shares of the corporation’s stock without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that is required by law to be on the certificates. Upon written request to the corporate secretary by a holder of such shares, the secretary shall provide a certificate in the form prescribed by the directors.

ARTICLE VIII
DISSOLUTION

The corporation may be dissolved only with authorization of its Board of Directors given at a special meeting called for that purpose, and with the subsequent approval by no less than two-thirds (2/3) vote of the members.

Certification

Daniel R Fisher, Secretary of GLAS Trust Company LLC hereby certifies that the foregoing is a true and correct copy of the bylaws of the above- named corporation, duly adopted by the incorporator(s) on September 20, 2017, revisions adopted February 6, 2018.

EXHIBIT 6

August 4, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

GLAS TRUST COMPANY LLC

/s/ Jeffrey Schoenfeld

Jeffrey Schoenfeld

Vice President